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                                                                    Exhibit 99.1

[REYNOLDS & REYNOLDS LOGO]                                                 NEWS
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               REYNOLDS AND REYNOLDS REPORTS THIRD QUARTER RESULTS

    Live Webcast at 11:00 a.m. EDT. Conference call and replay available at
                                 www.reyrey.com

DAYTON, OHIO, July 21, 2004 - The Reynolds and Reynolds Company (NYSE: REY) today reported revenues of $243 million for the third fiscal quarter ended June 30, 2004, compared to $250 million a year ago. Net income was $22.0 million or 33 cents per share, compared to $26 million or 37 cents per share a year ago.

"Third quarter results were in line with guidance the company provided on June 24," Phil Odeen, chairman and acting CEO, said. "As we indicated in June, overall order rates were less than we expected. We've taken important steps to address these issues and sharpen our focus on our growth priorities, but our return to historic levels of sales growth won't happen overnight.

"Reynolds is operating from a position of strength - excellent cash flows, a strong balance sheet, solid margins and the broadest portfolio of integrated solutions in the industry. Importantly, we are the market leader with the industry's highest customer satisfaction among the major dealer management system providers. We intend to build on that industry leadership and drive growth by selling more of our applications, extending our position in core platforms and continuing to grow our international customer base.

"Reynolds expects to build momentum through the upcoming releases of its ERA(R) XT platform and Applications on Demand(TM) architecture. We also anticipate growth from our expanding CRM application portfolio as well our Incadea platform for markets outside the U.S. and Canada. In addition, we believe that the Reynolds Generations Series Suite, the most advanced system available and the industry's only retail management system, will deliver long-term growth.

"While we are still completing our plans for fiscal year 2005, we expect that revenues and earnings will be flat to slightly up. At the same time, we'll continue investing in the business and returning cash to our shareholders through dividends and share repurchase," he said.

DURING THE QUARTER, Reynolds:

[X] Announced that CEO, Chairman and President Lloyd Waterhouse resigned from the company and its board of directors. Philip Odeen was named chairman and acting CEO. Odeen is the former chairman of TRW Inc. and previously served as Lead Director of Reynolds' board of directors.
[X] Announced Applications on Demand, a next-generation application delivery framework offering automotive retailers simplified business operations, unprecedented choices and robust control and protection in how they access and use software applications to run their business. Early adopters include several top-five auto groups and a nine-store Midwestern auto group that is replacing its existing dealer management system provider with Reynolds solutions delivered via Reynolds Applications On Demand.
[X] Was selected by a top-five auto group to shift its dealer network to Reynolds Web Solutions.
[X] Was one of two winners in the Best Customer Service Organization category in the second annual American Business Awards program.
[X] Teamed with Northwood University to provide online, automotive certificate programs based on the job roles within the parts, service, sales and accounting areas of the retail automotive dealership. Northwood is a private university that prepares students for leadership careers in business and management.

FOR THE 2004 FISCAL YEAR, the company currently expects:
[X] Fourth quarter earnings per share (EPS) to be 28 cents to 32 cents reflecting 2 cents to fulfill contractual commitments related to Mr. Waterhouse's resignation.
[X]  Full fiscal year EPS to be $1.34 to $1.38.


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[X]  Return on equity of about 20 percent.
[X]  Operating margins to be between 15 percent and 16 percent.
[X]  Net capital expenditures of approximately $26 million.
[X]  Depreciation and amortization expenses of approximately $46 million.
[X]  Research and development expenses of approximately $93 million.
[X]  Estimated tax rate of 39 percent to 40 percent.
[X]  Continuation of its share repurchase plan.
[X] Fully diluted shares used to calculate EPS to be approximately 68 million shares.

ABOUT REYNOLDS
Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea GmbH and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

(Editor's note: Segment Report Attached)

                                                                         REY0434

CONTACT:

MEDIA                                    INVESTORS
Paul Guthrie                             John Shave
937.485.8104                             937.485.1633
paul_guthrie@reyrey.com                  john_shave@reyrey.com




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                        THE REYNOLDS AND REYNOLDS COMPANY
                           SEGMENT REPORT (UNAUDITED)
                      (In thousands except per share data)

                                       THIRD QUARTER                          NINE MONTHS
For The Periods Ended June 30          2004           2003 (1)      Change    2004           2003 (1)      Change

CONSOLIDATED
Net Sales and Revenues                 $242,830       $250,405      -3%       $740,725       $752,152      -2%
Gross Profit                           $134,350       $138,762      -3%       $413,894       $417,316      -1%
    Gross Margin                       55.3%          55.4%                   55.9%          55.5%
Operating Income                       $38,222        $44,830       -15%      $116,905       $129,468      -10%
    Operating Margin                   15.7%          17.9%                   15.8%          17.2%
Income Before Income Taxes             $38,234        $45,776       -16%      $117,559       $132,332      -11%
Provision for Income Taxes             $16,215        $19,571                 $45,361        $53,564
Net Income                             $22,019        $26,205       -16%      $72,198        $78,768       -8%

Earnings Per Common Share (Diluted)    $0.33          $0.37         -11%      $1.05          $1.12         -6%

Average Shares Outstanding             67,414         70,870                  68,504         70,589

SOFTWARE SOLUTIONS
Net Sales and Revenues                 $132,157       $133,218      -1%       $410,626       $404,819      1%
Gross Profit                           $88,534        $89,323       -1%       $279,989       $270,914      3%
    Gross Margin                       67.0%          67.1%                   68.2%          66.9%
Operating Income                       $30,854        $35,246       -12%      $105,295       $102,706      3%
    Operating Margin                   23.3%          26.5%                   25.6%          25.4%

SERVICES
Net Sales and Revenues                 $63,017        $64,815       -3%       $181,746       $191,099      -5%
Gross Profit                           $18,574        $19,597       -5%       $50,435        $55,669       -9%
    Gross Margin                       29.5%          30.2%                   27.8%          29.1%
Operating Loss                         ($3,613)       ($2,638)                ($19,876)      ($10,379)
    Operating Margin                   -5.7%          -4.1%                   -10.9%         -5.4%

DOCUMENTS
Net Sales and Revenues                 $39,901        $43,498       -8%       $123,847       $128,305      -3%
Gross Profit                           $21,229        $23,087       -8%       $64,486        $69,718       -8%
    Gross Margin                       53.2%          53.1%                   52.1%          54.3%
Operating Income                       $6,738         $7,481        -10%      $17,404        $21,417       -19%
    Operating Margin                   16.9%          17.2%                   14.1%          16.7%

FINANCIAL SERVICES
Net Sales and Revenues                 $7,755         $8,874        -13%      $24,506        $27,929       -12%
Gross Profit                           $6,013         $6,755        -11%      $18,984        $21,015       -10%
    Gross Margin                       77.5%          76.1%                   77.5%          75.2%
Operating Income                       $4,243         $4,741        -11%      $14,082        $15,724       -10%
    Operating Margin                   54.7%          53.4%                   57.5%          56.3%

(1) Fiscal year 2003 results were restated to reclassify amounts between segments for consistency with the current organizational structure and to reflect the adoption of SFAS No. 123, "Accounting for Stock-Based Compensation." Using the Retroactive Restatement Method described in SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," the company recorded fiscal year 2003 stock-based compensation expense of $3,904 ($2,675 after-tax or $.04 per diluted share) in the first quarter, $3,740 ($2,536 after-tax or $.04 per diluted share) in the second quarter, $3,591 ($2,045 after-tax or $.03 per diluted share) in the third quarter and $3,206 ($1,961 after-tax or $.03 per diluted share) in the fourth quarter.